EXHIBIT 2.1
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                                                              EXECUTION COPY
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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             RGS ENERGY GROUP, INC.,

                             ENERGY EAST CORPORATION

                                       AND

                               EAGLE MERGER CORP.

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                          DATED AS OF FEBRUARY 16, 2001

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                                                                          PAGE


                                TABLE OF CONTENTS
                                -----------------

                                    ARTICLE I

                                   THE MERGER

Section 1.1 The Merger........................................................1
Section 1.2 Effects of the Merger.............................................1
Section 1.3 Effective Time of the Merger......................................2
Section 1.4 Directors.........................................................2
Section 1.5 Officers..........................................................2

                                   ARTICLE II

                               TREATMENT OF SHARES

Section 2.1 Effect of the Merger on Capital Stock.............................2
Section 2.2 Exchange of Certificates..........................................6

                                   ARTICLE III

                                   THE CLOSING

Section 3.1 Closing...........................................................9

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1  Organization and Qualification...................................9
Section 4.2  Subsidiaries.....................................................9
Section 4.3  Capitalization..................................................10
Section 4.4  Authority; Non-Contravention; Statutory Approvals; Compliance...10
Section 4.5  Reports and Financial Statements................................12
Section 4.6  Absence of Certain Changes or Events............................13
Section 4.7  Litigation......................................................13
Section 4.8  Registration Statement and Joint Proxy Statement................13
Section 4.9  Tax Matters.....................................................14
Section 4.10 Employee Matters; ERISA.........................................15
Section 4.11 Environmental Protection........................................20
Section 4.12 Regulation as a Utility.........................................21
Section 4.13 Vote Required...................................................22
Section 4.14 Opinion of Financial Advisor....................................22
Section 4.15 Ownership of Parent Common Stock................................22
Section 4.16 Takeover Laws...................................................22


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Section 4.17 Operations of Nuclear Power Plant...............................22

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

Section 5.1  Organization and Qualification..................................22
Section 5.2  Subsidiaries....................................................23
Section 5.3  Capitalization..................................................23
Section 5.4  Authority; Non-Contravention; Statutory Approvals; Compliance...24
Section 5.5  Reports and Financial Statements................................25
Section 5.6  Absence of Certain Changes or Events............................25
Section 5.7  Litigation......................................................26
Section 5.8  Registration Statement and Joint Proxy Statement................26
Section 5.9  Environmental Protection........................................26
Section 5.10 Regulation as a Utility.........................................27
Section 5.11 Vote Required...................................................27
Section 5.12 Ownership of the Company Common Stock...........................27
Section 5.13 Code Section 368(a).............................................27

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1 Covenants of the Parties.........................................27
Section 6.2 Covenant of the Company; Alternative Proposals...................32
Section 6.3 Employment Agreement.............................................33

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

Section 7.1  Access to Information...........................................33
Section 7.2  Joint Proxy Statement and Registration Statement................34
Section 7.3  Further Assurances; Regulatory Matters..........................35
Section 7.4  Shareholders' Approval..........................................36
Section 7.5  Directors' and Officers' Indemnification........................37
Section 7.6  Disclosure Schedules............................................38
Section 7.7  Public Announcements............................................38
Section 7.8  Rule 145 Affiliates.............................................39
Section 7.9  Certain Employee Agreements.....................................39
Section 7.10 Employee Benefit Plans..........................................40
Section 7.11 Company Stock and Other Plans...................................40
Section 7.12 Expenses........................................................41
Section 7.13 Corporate Offices...............................................41
Section 7.14 Parent Board of Directors.......................................41
Section 7.15 Community Involvement...........................................41


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                                                                           PAGE

Section 7.16 Advisory Board..................................................41
Section 7.17 Tax-Free Status.................................................42
Section 7.18 Transition Management...........................................42
Section 7.19 Rochester Gas and Electric Corporation..........................43
Section 7.20 New York State Electric & Gas Corporation.......................43
Section 7.21 Share Contribution..............................................43

                                  ARTICLE VIII

                                   CONDITIONS

Section 8.1  Conditions to Each Party's Obligation to Effect the Merger......44
Section 8.2  Conditions to Obligation of Parent to Effect the Merger.........44
Section 8.3  Conditions to Obligation of the Company to Effect the Merger....46

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

Section 9.1  Termination.....................................................47
Section 9.2  Effect of Termination...........................................49
Section 9.3  Termination Fee; Expenses.......................................49
Section 9.4  Amendment.......................................................50
Section 9.5  Waiver..........................................................50

                                    ARTICLE X

                               GENERAL PROVISIONS

Section 10.1 Non-Survival; Effect of Representations and Warranties..........50
Section 10.2 Brokers.........................................................51
Section 10.3 Notices.........................................................51
Section 10.4 Miscellaneous...................................................52
Section 10.5 Interpretation..................................................52
Section 10.6 Counterparts; Effect............................................52
Section 10.7 Parties in Interest.............................................52
Section 10.8 Waiver of Jury Trial and Certain Damages........................53
Section 10.9 Enforcement.....................................................53




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                             INDEX OF DEFINED TERMS
                             ----------------------

TERM                               PAGE   TERM                             PAGE

1935 Act..............................9   Environmental Permits..............19
Advisory Board.......................41   ERISA..............................16
Affiliate Letter.....................39   ERISA Affiliate....................16
Agreement.............................1   Excess Parent Common Shares.........8
Alternative Proposal.................33   Exchange Act.......................12
Atomic Energy Act....................12   Exchange Agent......................6
Business Combination.................49   Exchange Ratio......................3
Cash Consideration....................3   Expenses...........................49
Cash Election.........................3   FERC...............................12
Cash Election Number..................3   Final Order........................44
Cash Election Shares..................3   Form of Election....................3
Cash Fraction.........................3   GAAP...............................13
CERCLA...............................20   Governmental Authority.............11
Certificate of Merger.................2   Hazardous Materials................21
Closing...............................9   Indemnified Liabilities............37
Closing Date..........................9   Indemnified Party..................37
Code..................................1   Initial Termination Date...........47
Company...............................1   Inspected Party....................34
Company Certificates..................5   IRS................................16
Company Common Stock..................3   Joint Proxy Statement..............13
Company Disclosure Schedule..........38   Joint Proxy/Registration Statement.34
Company Financial Statements.........12   joint venture......................10
Company Material Adverse Effect.......9   Liens..............................11
Company Material Contract............31   Merger..............................1
Company Option.......................40   Merger Consideration................7
Company Preferred Stock..............10   Merger Sub..........................1
Company Required Consents............11   Merger Sub Common Stock.............2
Company Required Statutory Approvals.11   Mixed Consideration.................3
Company SEC Reports..................12   Mixed Election......................4
Company Shareholders' Approval.......22   Multiemployer Plan.................16
Company Shareholders' Meeting........36   Multiple Employer Plan.............18
Company Stock Plan...................40   No Election Shares..................5
Confidentiality Agreement............34   NRC................................12
Controlled Group Liability...........15   Nuclear Facility...................22
Disclosure Schedules.................38   NYBCL...............................1
Effective Time........................2   NYSE................................3
Election..............................4   obtaining......................11, 24
Election Deadline.....................5   Parent..............................1
Employee Benefit Plan................15   Parent Business Combination.........6
Employment Agreement.................15   Parent Common Stock.................3
Environmental Claim..................20   Parent Disclosure Schedule.........38
Environmental Laws...................21   Parent Financial Statements........25


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TERM                               PAGE   TERM                             PAGE

Parent Material Adverse Effect.......23   Richards Employment Agreement.....33
Parent Preferred Stock...............23   SEC...............................12
Parent Required Consents.............24   Securities Act....................12
Parent Required Statutory Approvals..24   Severance Agreement...............19
Parent SEC Reports...................25   Stock Consideration................3
Parent Share Price....................3   Stock Election.....................4
Parent Shareholders' Approval........27   Stock Election Number..............4
Parent Shareholders' Meeting.........36   Stock Election Shares..............4
Parent Shares.........................7   Stock Fraction.....................4
Paying Agent..........................5   subsidiary.........................9
PBGC.................................17   Subsidiary Reports................25
PCBs.................................21   Surviving Corporation..............1
Plan.................................16   Takeover Laws.....................22
Power Act............................12   Task Force........................42
PSC..................................36   Task Force Chairpersons...........42
Qualified Plans......................16   Tax Return........................14
Registration Statement...............13   Taxes.............................14
Release..............................21   Termination Fee...................49
Representative........................3   VEBA..............................16
Representatives......................33   Violation.........................11
Reverse Merger........................6   Withdrawal Liability..............16


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            AGREEMENT AND PLAN OF MERGER, dated as of February 16, 2001 (this
"AGREEMENT"), by and among RGS Energy Group, Inc., a New York corporation (the "COMPANY"), Energy East Corporation, a New York corporation ("PARENT"), and Eagle Merger Corp., a New York corporation ("MERGER SUB").

            WHEREAS, the respective Boards of Directors of the Company and Parent have determined to engage in a business combination transaction on the terms stated herein;

            WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Sub have approved and adopted this Agreement and deemed it in the best interests of their respective shareholders to consummate the transactions contemplated herein under which the businesses of the Company and Parent would be combined by means of the merger of the Company with and into Merger Sub, which as of the Effective Time shall be a wholly owned subsidiary of Parent; and

            WHEREAS, it is intended that the Merger (as defined below) shall constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement shall constitute a plan of reorganization;

            NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   THE MERGER
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           Section 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub (the "MERGER") in accordance with the laws of the State of New York, whereupon the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation in the Merger and shall continue to be governed under the laws of the State of New York. The effects and the consequences of the Merger shall be as set forth in Section 1.2. Throughout this Agreement, the term
"Merger Sub" shall refer to Merger Sub prior to the Merger and the term "Surviving Corporation" shall refer to Merger Sub in its capacity as the surviving corporation in the Merger.

           Section 1.2. EFFECTS OF THE MERGER. At the Effective Time, (i) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, except that the name of the Surviving Corporation shall be "RGS Energy Group, Inc.," and (ii) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such by-laws. Subject to the foregoing, the additional effects of the Merger shall be as provided in Section 906 of the New York Business Corporation Law (the "NYBCL").


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         Section 1.3. EFFECTIVE TIME OF THE MERGER. On the Closing Date (as
defined in Section 3.1), with respect to the Merger, a certificate of merger (and, if required, any consent or approval endorsed thereon) complying with
Section 904 of the NYBCL (the "CERTIFICATE OF MERGER") shall be delivered to the Department of State of the State of New York for filing and the Surviving Corporation shall thereafter cause a copy of such certificate, certified by the Department of State, to be filed in the office of the clerk of each county, and in the office of the official who is the recording officer of each county, in which such certificate is required to be filed pursuant to Section 904(b) of the NYBCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Department of State of the State of New York, or at such later date and time as may be set forth in the Certificate of Merger (the "EFFECTIVE TIME").

         Section 1.4. DIRECTORS. Commencing at the Effective Time, the directors of the Surviving Corporation shall consist of two persons nominated by Parent and one person nominated by the Company (who shall be Chairman of the Board of the Surviving Corporation), and such directors shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the NYBCL. Parent hereby confirms that it intends to nominate Mr. von Schack and Mr. Jasinski as directors of the Surviving Corporation. The Company hereby confirms that it intends to nominate Mr. Richards as a director of the Surviving Corporation.

        Section 1.5. OFFICERS. Commencing at the Effective Time, the officers of the Surviving Corporation shall consist of one person nominated by Parent (who shall be Vice President, General Counsel and Secretary of the Surviving Corporation) and one person nominated by the Company (who shall be President and Chief Executive Officer of the Surviving Corporation), and such officers shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the NYBCL. Parent hereby confirms that it intends to nominate Mr. Jasinski as an officer of the Surviving Corporation. The Company hereby confirms that it intends to nominate Mr. Richards as an officer of the Surviving Corporation. Mr. Richards shall hold other positions in other subsidiary corporations of Parent as specified in the Richards Employment Agreement (as defined in Section 6.3) subject to the terms and conditions therein contained.

                                  ARTICLE II

                               TREATMENT OF SHARES
                               -------------------

       Section 2.1. EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger Sub:

       (a) SHARES OF MERGER SUB STOCK. Each share of common stock, without par value, of Merger Sub (the "MERGER SUB COMMON STOCK") that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged by reason of the


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Merger as one fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

         (b) CANCELLATION OF CERTAIN COMPANY COMMON STOCK. Each share of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK") that is owned by the Company as treasury stock and all shares of Company Common Stock that are owned by Parent shall be canceled and shall cease to exist, and no stock of Parent or other consideration shall be delivered in exchange therefor.

         (c) CONVERSION OF COMPANY COMMON STOCK. Subject to the provisions of this Section 2.1, each share of Company Common Stock, other than shares canceled pursuant to Section 2.1(b), issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) $39.50 in cash (the "CASH CONSIDERATION") or (ii) a number of validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share, of Parent ("PARENT COMMON STOCK") equal to the Exchange Ratio (as defined below) (the "STOCK CONSIDERATION") or (iii) the right to receive a combination of cash and shares of Parent Common Stock determined in accordance with this Section (the "MIXED CONSIDERATION"). The "Exchange Ratio" shall be equal to the Cash Consideration divided by either (i) the Parent Share Price (as defined below) if the Parent Share Price is equal to or less than $22.41 and equal to or more than $16.57, (ii) $22.41 if the Parent Share Price is greater than $22.41, in which case the Exchange Ratio shall equal 1.7626, or (iii) $16.57 if the Parent Share Price is less than $16.57, in which case the Exchange Ratio shall equal 2.3838. The "Parent Share Price" shall be equal to the average of the closing prices of the shares of Parent Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 20 trading days immediately preceding the second trading day prior to the Effective Time.

         (d) CASH ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such holder's shares of Company Common Stock (a "CASH ELECTION"). Notwithstanding the foregoing and subject to Section 2.1(l), the aggregate number of shares of Company Common Stock that may be converted into the right to receive cash in the Merger (the "CASH ELECTION NUMBER") shall be 55% of the total number of shares of Company Common Stock issued and outstanding as of the Effective Time. Cash Elections shall be made on a form designed for that purpose (a "FORM OF ELECTION"). A holder of record of shares of Company Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "REPRESENTATIVE") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

        (e) CASH ELECTION SHARES. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "CASH ELECTION SHARES") exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of
(A) the Cash Consideration and (B) a fraction (the "CASH FRACTION"), the numerator of which shall be the Cash Election Number and


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the denominator of which shall be the total number of Cash Election Shares, and
(ii) a number of shares of Parent Common Stock equal to the product of (A) the Exchange Ratio and (B) a fraction equal to one minus the Cash Fraction.

         (f) STOCK ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Parent Common Stock for all or any part of such holder's shares of Company Common Stock (a "STOCK ELECTION"). Notwithstanding the foregoing and subject to Section 2.1(l), the aggregate number of shares of Company Common Stock that may be converted into the right to receive shares of Parent Common Stock in the Merger (the "STOCK ELECTION NUMBER") shall be 45% of the total number of shares of Company Common Stock issued and outstanding as of the Effective Time. Stock Elections shall be made on a Form of Election. A Representative may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

         (g) STOCK ELECTION SHARES. If the aggregate number of shares of Company Common Stock covered by Stock Elections (the "STOCK ELECTION SHARES") exceeds the Stock Election Number, each Stock Election Share shall be converted into (i) the right to receive a number of shares of Parent Common Stock, equal to the product of (A) the Exchange Ratio and (B) a fraction (the "STOCK FRACTION"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount in cash, without interest, equal to the product of (A) the Cash Consideration and
(B) a fraction equal to one minus the Stock Fraction.

         (h) MIXED ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Parent Common Stock for part of such holder's shares of Company Common Stock and cash for the remaining part of such holder's shares of Company Common Stock (the "MIXED ELECTION" and, collectively with Stock Election and Cash Election, the "ELECTION"). Notwithstanding the foregoing and subject to Section 2.1(l), the aggregate number of shares of Company Common Stock that may be converted into the right to receive the Cash Consideration shall be 55%, and the aggregate number of shares of Company Common Stock that may be converted into the right to receive shares of Parent Common Stock in the Merger shall be 45%, in each case, of the total number of shares of Company Common Stock issued and outstanding as of the Effective Time. Mixed Elections shall be made on a Form of Election. A Representative may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner. With respect to each holder of Company Common Stock who makes a Mixed Election, the shares of Company Common Stock such holder elects to be converted into the right to receive Cash Consideration shall be treated as Cash Election Shares for purposes of the provisions contained in Sections 2.1(d), (e) and (l), and the shares such holder elects to be converted into the right to receive shares of Parent Common Stock shall be treated as Stock Election Shares for purposes of the provisions contained in Sections 2.1(f), (g) and (l).


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         (i) FORM OF ELECTION. To be effective, a Form of Election must be properly completed, signed and submitted to Parent's transfer agent and registrar, as paying agent (the "PAYING AGENT"), and accompanied by the certificates representing the shares of Company Common Stock ("COMPANY CERTIFICATES") as to which the election is being made (or by an appropriate guarantee of delivery of such Company Certificate signed by a firm that is a member of any registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program). Parent shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Paying Agent) in such matters shall be conclusive and binding. Neither Parent nor the Paying Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Paying Agent. The Paying Agent shall also make all computations contemplated by this Section 2.1, and all such computations shall be conclusive and binding on the holders of shares of Company Common Stock.

        (j) DEEMED NON-ELECTION. For the purposes hereof, a holder of shares of Company Common Stock who does not submit a Form of Election that is received by the Paying Agent prior to the Election Deadline (as defined in Section 2.1(k)) (the "NO ELECTION SHARES") shall be deemed not to have made a Cash Election, Stock Election or Mixed Election. If Parent or the Paying Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as No Election Shares. No Election Shares may be treated as Cash Election Shares or Stock Election Shares.

        (k) ELECTION DEADLINE. Parent and the Company shall each use its best efforts to cause copies of the Form of Election to be mailed to the record holders of the shares of Company Common Stock not less than thirty days prior to the Effective Time and to make the Form of Election available to all persons who become record holders of shares of Company Common Stock subsequent to the date of such mailing and no later than the close of business on the seventh business day prior to the Effective Time. A Form of Election must be received by the Paying Agent by 5:00 p.m., New York City time, on the third day after the Effective Time (the "ELECTION DEADLINE") in order to be effective. All elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election.

       (l) ADJUSTMENT PER TAX OPINION. Notwithstanding anything in this Article II to the contrary (other than the last sentence of Section 2.1(m)), unless the Company elects to change the form of the Merger in accordance with this Section 2.1(l), the number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration in the Merger shall be not less than that number which would cause the ratio of (i) the value, for federal income tax purposes, per share of Parent Common Stock on the Closing Date times the aggregate number of shares of Parent Common Stock to be paid as Stock Consideration pursuant to Section 2.1(c), to (ii) the sum of (A) the amount set forth in the preceding clause (i) plus (B) the aggregate Cash Consideration to be issued pursuant to Section 2.1(c) plus (C) any other amounts paid by Parent or the Company (or any affiliate thereof) to, or on behalf of, any Company


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shareholder in connection with the sale, redemption or other disposition of any
Company stock in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) plus (D) any extraordinary dividend distributed by the Company prior to and in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e), to be 42.5%. To the extent the application of this Section 2.1(l) would reasonably be expected to result in the number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration in the Merger being increased, the Company may elect by written notice received by Parent no later than two business days prior to the Effective Time to change the form of the Merger in lieu of such an increase; PROVIDED, HOWEVER, that any such election does not delay the consummation of the Merger. If the Company so elects, this Agreement shall be amended to provide for the payment of the Merger Consideration (without adjustment under this Section 2.1(l)) pursuant to a merger of Merger Sub with and into the Company, with the Company being the Surviving Corporation (the "REVERSE MERGER"). The Reverse Merger would not be intended to qualify as a reorganization within the meaning of Section 368(a) of the Code, and the conditions of Sections 8.2(g) and 8.3(f) hereof would be waived. If the Company does not make such election, then the number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration shall be increased to the extent required by this Section 2.1(l), and the number of such shares to be converted into the right to receive the Cash Consideration will be reduced to the same extent.

         (m) ANTI-DILUTION PROVISIONS. In the event Parent (i) changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Stock or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Common Stock (other than a distribution referred to in clause
(i) of this sentence) and, in either case, the record date therefor shall be prior to the Effective Time, the Merger Consideration (as defined in Section 2.2(b)) shall be proportionately adjusted. Regular quarterly cash dividends and increases thereon shall not be considered extraordinary for purposes of the preceding sentence. If, between the date hereof and the Effective Time, Parent shall merge or consolidate with or into any other corporation (a "PARENT BUSINESS COMBINATION") and the terms thereof shall provide that Parent Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made so that shareholders of the Company who would be entitled to receive shares of Parent Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Parent Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Parent Business Combination with respect to one share of Parent Common Stock and the parties hereto shall agree on an appropriate restructuring of the transactions contemplated herein.

          Section 2.2.  EXCHANGE OF CERTIFICATES.

          (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, Parent shall deposit with a bank or trust company mutually agreeable to Parent and the Company (the "EXCHANGE AGENT"), pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company, an amount of cash and certificates representing shares of

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Parent Common Stock required to effect the conversion of Company Common Stock into Parent Common Stock and cash in accordance with Section 2.1(c).

          (b) EXCHANGE AND PAYMENT PROCEDURES. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record as of the Effective Time of a Certificate or Certificates that have been converted pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Certificates and receiving the Merger Consideration (as defined below) to which such holder shall be entitled therefor pursuant to Section 2.1. Upon surrender of a Certificate to the Paying Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Paying Agent may require, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of shares of Parent Common Stock (the "PARENT SHARES") into which the shares of Company Common Stock previously represented by such Certificate are converted in accordance with
Section 2.1(c), (ii) the cash to which such holder is entitled in accordance with Section 2.1(c), and (iii) the cash in lieu of fractional Parent Shares to which such holder has the right to receive pursuant to Section 2.2(d) (the shares of Parent Common Stock and cash described in clauses (i), (ii) and (iii) above being referred to collectively as the "MERGER CONSIDERATION"). In the event the Merger Consideration is to be delivered to any person who is not the person in whose name the Certificate surrendered in exchange therefor is registered in the transfer records of the Company, the Merger Consideration may be delivered to a transferee if the Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.2, each Certificate (other than a certificate representing shares of Company Common Stock to be canceled in accordance with Section 2.1(b)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration contemplated by this
Section 2.2. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to provisions of this Article II.

         (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Parent Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Shares.

        (d) NO FRACTIONAL SECURITIES. In lieu of any such fractional securities, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Parent Common Stock issued pursuant to this Article II. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent over
(ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock (such excess being herein called the "EXCESS PARENT COMMON SHARES"). The Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Parent Common Shares at the prevailing prices on the NYSE. The sales of the Excess Parent Common Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Parent Common Shares. Until the net proceeds of such sale have been distributed to the former holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

        (e) CLOSING OF TRANSFER BOOKS. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing the appropriate number of Parent Shares and the appropriate amount of cash as provided in Section 2.1 and in this
Section 2.2.

        (f) TERMINATION OF EXCHANGE AGENT. Any certificates representing Parent Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within six months after the Effective Time pursuant to this Section
2.2 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to Parent, after which time any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of such funds to which such holder may be due, subject to applicable law.

       (g) ESCHEAT. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                     ARTICLE III

                                     THE CLOSING
                                     -----------

         Section 3.1. CLOSING. The closing of the Merger (the "CLOSING") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, at 10:00 a.m., Eastern time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions), or at such other time and date and place as the Company and Parent shall mutually agree (the "CLOSING DATE").

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                   ---------------------------------------------

            The Company represents and warrants to Parent as follows:

            Section 4.1. ORGANIZATION AND QUALIFICATION. Except as set forth in
Section 4.1 of the Company Disclosure Schedule (as defined in Section 7.6), the Company and each of its subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "COMPANY MATERIAL ADVERSE EFFECT"). As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person.

         Section 4.2. SUBSIDIARIES. Section 4.2 of the Company Disclosure Schedule sets forth a description, as of the date hereof, of each material "subsidiary company," as such term is defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), and joint venture of the Company, including the name of each such entity, the state or jurisdiction of its incorporation or organization, the Company's interest therein and a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 4.2 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock owned by the Company of each Company subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that would not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such entity.

        Section 4.3. CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of the Company ("COMPANY PREFERRED STOCK"). As of the close of business on February 15, 2001, there were issued and outstanding 34,577,426 shares of Company Common Stock and no shares of Company Preferred Stock. As of the close of business on February 15, 2001, 1,010,198 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company stock options. All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3 of the Company Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, stock appreciation rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any of the subsidiaries of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company, or obligating the Company to grant, extend or enter into any such agreement or commitment.

       Section 4.4. AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS;
                    COMPLIANCE.

       (a) AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Company Shareholders' Approval (as defined in Section 4.13) and the Company Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, other than the Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms.

          (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in the grant of any rights (in addition to the rights under the employment agreements disclosed in Section 4.10(k) of the Company Disclosure Schedule) under, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance ("LIENS") upon any of the properties or assets of the Company or any of its subsidiaries or any of its joint ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, grant, loss or creation, a "VIOLATION" with respect to the Company (such term when used in Article V having a correlative meaning with respect to Parent)) pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of the Company, any of its subsidiaries or any of its joint ventures,
(ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to the Company, any of its subsidiaries or any of its joint ventures, or any of their respective properties or assets or
(iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the Company Disclosure Schedule (the "COMPANY REQUIRED CONSENTS") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company, any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (i), (ii) and
(iii) such Violations that would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect and would not prevent the consummation of the Merger.

        (c) STATUTORY APPROVALS. Except as described in Section 4.4(c) of the Company Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "GOVERNMENTAL AUTHORITY") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect or would prevent the consummation of the Merger (the "COMPANY REQUIRED STATUTORY APPROVALS"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

        (d) COMPLIANCE. Except as set forth in Section 4.4(d) or Section 4.11 of the Company Disclosure Schedule, or as disclosed in the Company SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither the Company, nor any of its subsidiaries nor any of its joint ventures is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law, as defined in Section 4.11(f)(ii)) of any Governmental Authority except for violations that, in the aggregate, do not have and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule or in Section
4.11 of the Company Disclosure Schedule, the Company and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its certificate of incorporation or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults that, in the aggregate, do not have and would not reasonably be expected to have a Company Material Adverse Effect.

       (e) NON-COMPETITION. Except as set forth in Section 4.4(e) of the Company Disclosure Schedule, there is no "non-competition" or other similar contract, commitment, agreement or understanding that materially restricts the ability of the Company or any of its affiliates to conduct business in any geographic area or that would reasonably be likely to materially restrict the Surviving Corporation or any of its affiliates to conduct business in any geographic area.

       Section 4.5. REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by the Company and its subsidiaries since January 1, 1998 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the 1935 Act, the Federal Power Act, as amended (the "POWER ACT"), the Atomic Energy Act of 1954, as amended (the "ATOMIC ENERGY ACT") and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), the Federal Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory Commission (the "NRC") or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company or its predecessor with the SEC since January 1, 1998 (as such documents have since the time of their filing been amended, the "COMPANY SEC REPORTS"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. True, accurate and complete copies of the certificate of incorporation and by-laws of the Company, as in effect on the date hereof, have been made available to Parent.

       Section 4.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in
Section 4.6 of the Company Disclosure Schedule, since September 30, 2000, and prior to the date hereof, the Company and each of its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, and there has not been, and no fact or condition exists which would have, or would reasonably be expected to have, a Company Material Adverse Effect.

       Section 4.7. LITIGATION. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in Section 4.7, Section 4.9 or
Section 4.11 of the Company Disclosure Schedule, (a) there are no claims, suits, actions or proceedings, pending or, to the knowledge of the Company, threatened, nor are there any investigations or reviews pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, and (b) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of its subsidiaries, except for any of the foregoing under clauses (a) and (b) as to which there is no significant likelihood of an adverse determination on the merits and that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

      Section 4.8. REGISTRATION STATEMENT AND JOINT PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of Parent Common Stock in the Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the joint proxy statement, in definitive form (the "JOINT PROXY STATEMENT"), relating to the Company Shareholders' Meeting (as defined in
Section 7.4(a)) and Parent Shareholders' Meeting (as defined in Section 7.4(b)) shall not, at the dates mailed to Company shareholders and Parent shareholders and at the time of the Company Shareholders' Meeting and Parent Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement, insofar as the information included therein is supplied by or on behalf of the Company or any of its subsidiaries, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

        Section 4.9. TAX MATTERS. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "Tax Return," as used in this Agreement, means a report, return or other written information required to be supplied to a governmental entity with respect to Taxes.

      (a) Except as disclosed in Section 4.9 of the Company Disclosure Schedule:

          (i) FILING OF TIMELY TAX RETURNS. The Company and each of its subsidiaries have duly filed (or there have been filed on its behalf) within the time prescribed by law all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct.

          (ii) PAYMENT OF TAXES. The Company and each of its subsidiaries have, within the time and in the manner prescribed by law, paid all material Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

          (iii) TAX RESERVES. All material Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of the most recent financial statements contained in the Company Financial Statements filed prior to the date of this Agreement are properly reflected in such financial statements in accordance with GAAP.

          (iv) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No material claims, audits, disputes, controversies, examinations, investigations or other proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries.

          (v) TAX SHARING AGREEMENTS. Neither the Company nor any of its subsidiaries is a party to any agreement, understanding or arrangement (with any person other than the Company and/or any of its subsidiaries) relating to allocating or sharing of any material amount of Taxes.

          (vi) LIABILITY FOR OTHERS. Neither the Company nor any of its subsidiaries has any liability for any material Taxes of any person other than the Company and its subsidiaries (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor or (iii) by contract.

       (b) CODE SECTION 897. To the best knowledge of the Company after due inquiry, no foreign person owns or has owned beneficially more than five percent of the total fair market value of Company Common Stock during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

      (c) CODE SECTION 368(a). The Company has no knowledge of any fact, nor has the Company taken any action that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

      (d) CODE SECTION 355(e). Neither the Company nor any of its subsidiaries has constituted a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the past 24 month period.

       Section 4.10 EMPLOYEE MATTERS; ERISA. Except as set forth in the appropriate subsection of Section 4.10 of the Company Disclosure Schedule:

       (a) For purposes of this Section 4.10, the following terms have the definitions set forth below:

          (i) "CONTROLLED GROUP LIABILITY" means any and all liabilities (a) under Title IV of ERISA (as defined below), or the group health plan requirements of Section 701 ET SEQ. of the Code and Section 701 ET SEQ. of ERISA, (b) as a result of a failure to comply with the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, (c) under
     Section 4971 of the Code, and (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and
     Section 4980B of the Code, other than such liabilities that arise solely out of, or relate solely to, the Employee Benefit Plans listed in Section 4.10(b) of the Company Disclosure Schedule.

          (ii) An "EMPLOYEE BENEFIT PLAN" means any employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy.

          (iii) An "EMPLOYMENT AGREEMENT" means a contract, offer letter or agreement of the Company or any of its subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which the Company or any of its subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services; PROVIDED, HOWEVER, that the term "Employment Agreement" shall not include any contract, offer letter or agreement under which no more than
     (i) $100,000 will be paid in any calendar year or (ii) $300,000 will be paid in the aggregate.

          (iv) "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

          (v) "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

          (vi) A "MULTIEMPLOYER PLAN" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (vii) A "PLAN" means any Employee Benefit Plan other than a Multiemployer Plan.

          (viii) "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

         (b) Section 4.10(b) of the Company Disclosure Schedule includes a complete list of all material Employee Benefit Plans and all Employment Agreements.

         (c) With respect to each Plan, the Company has delivered or made available to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including without limitation all material plan documents, trust agreements, and insurance contracts and other funding vehicles (or, in the case of any unwritten Plan, a description thereof); (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any;
(iii) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA; (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. The Company has delivered or made available to Parent a true, correct and complete copy of each Employment Agreement. Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any Plan or Employment Agreement that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan.

       (d) Section 4.10(b) of the Company Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("QUALIFIED PLANS"). The IRS has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and except as would not have a Company Material Adverse Effect, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No Plan or related trust is intended to meet the requirements of Code Section 501(c)(9) (a "VEBA").

        (e) All material contributions required to be made to any Plan by applicable law or regulation or by any Plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements. Each Plan that is an employee welfare benefit plan under Section 3(1) of ERISA (i) is funded through an insurance company contract or a contract with a health maintenance organization, (ii) is, or is funded through, a VEBA identified as such in Section 4.10(b) of the Company Disclosure Schedule, or
(iii) is unfunded.

       (f) With respect to each Employee Benefit Plan, except as would not have a Company Material Adverse Effect, the Company and its subsidiaries have complied, and are now in compliance, with all provisions of ERISA, the Code and all laws and regulations applicable to such Employee Benefit Plans and each Plan has been administered in all material respects in accordance with its terms. No provision of any material Plan limits the Company's authority to amend, modify, suspend, revoke or terminate that Plan, other than to state a limitation required by ERISA or the Code, and there have been no oral or written communications to participants or beneficiaries stating a limitation other than a limitation required by ERISA or the Code. There is not now, nor do any circumstances exist that could reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Company or any of its subsidiaries under ERISA or the Code. Except as would not have a Company Material Adverse Effect, no non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan.

       (g) With respect to each Plan that is subject to Title IV of ERISA, the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, or Section 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, in respect of any plan year ended prior to the date hereof and for which the time for making contributions in order to avoid occurring an accumulated funding deficiency for such year has expired; (ii) the fair market value of the assets of each such Plan that is a defined benefit plan equals or exceeds the actuarial present value of the accumulated benefit obligation under such Plan (whether or not vested), based upon the actuarial assumptions set forth in the most recent actuarial report for such Plan; (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred since December 31, 1995 in respect of any such Plan which is a defined benefit Plan; (iv) all material premiums to the Pension Benefit Guaranty Corporation ("PBGC") have been timely paid in full; (v) no material liability (other than for premiums to the PBGC and for the payment of benefits and contributions in the ordinary course) under Title IV of ERISA has been or could reasonably be expected to be incurred by the Company or any of its subsidiaries; and (vi) to the knowledge of the Company, the PBGC has not instituted proceedings to terminate any such Plan and no condition exists that presents a material risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan.

       (h) No Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of which are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company and its subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.

       (i) There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that could have a Company Material Adverse Effect. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA since December 31, 1995.

       (j) Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state law, the Company and its subsidiaries have no material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents of former employees.

       (k) Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated funding, vesting or delivery of, or increase the amount or value of, any material payment or benefit to any employee, officer or director of the Company or any of its subsidiaries. Section 4.10(k) of the Company Disclosure Schedule sets forth a reasonable estimate of (i) the maximum amount of each category of "parachute payments" within the meaning of Section 280G of the Code that could become payable by the Company and its subsidiaries (including without limitation severance, parachute payments resulting from the vesting of options, and enhanced retirement benefits) and (ii) the amounts required to be contributed by the Company and its subsidiaries to any grantor trusts or other funding arrangements for any Employee Benefit Plans and Employment Agreements, in each case in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Section 4.10(k) of the Company Disclosure Schedule also sets forth the aggregate amount of the dividend equivalents payable as of the date hereof to holders of Company Options (as defined in Section 7.11(a)).

      (l) The Company does not have any labor contracts or collective bargaining agreements with any persons employed by the Company or any persons otherwise performing services primarily for the Company. No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. Section 4.10(l) of the Company Disclosure Schedule identifies every demand for recognition or petition to the National Labor Relations Board for certification as collective bargaining representative of a unit of the Company's employees within the last five years. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries. Each of the Company and its subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, except as would not have a Company Material Adverse Effect.

       (m) There are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the knowledge of the Company, no condition or event has occurred which may reasonably be expected to give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of the Company or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan, any participant in a Plan or any other party.

       (n) The Company, its subsidiaries and each member of their respective business enterprise has complied with the Worker Adjustment and Retraining Notification Act.

       (o) There are no awards outstanding under the Company's Long Term Incentive Plan. With respect to each severance agreement substantially in the form of the severance agreements listed in Section 4.10(b) of the Company Disclosure Schedule (each, a "SEVERANCE AGREEMENT"), the provisions of the form of letter agreement set forth in Section 7.11(e) of the Company Disclosure Schedule represent the correct interpretation of such Severance Agreement as in effect on the date hereof.

       Section 4.11 ENVIRONMENTAL PROTECTION. Except as set forth in Section
4.11 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof:

       (a) COMPLIANCE. Except where the failure to be in such compliance would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its subsidiaries are, and within applicable statutes of limitation have been, in compliance with all applicable Environmental Laws (as defined in Section 4.11(f)(ii)) and (ii) neither the Company nor any of its subsidiaries has received any written communication from any Governmental Authority or any written communication from any other person, in each case, which remains unresolved, that alleges that the Company or any of its subsidiaries is not in compliance with applicable Environmental Laws.

       (b) ENVIRONMENTAL PERMITS. The Company and each of its subsidiaries has obtained all permits, licenses, approvals, consents and governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") required by Environmental Law for the construction of its facilities or the conduct of its operations, and all such Environmental Permits are in good standing or, where required by Environmental Law, a renewal application has been timely filed and is pending agency approval, and the Company reasonably believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business, except as would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

      (c) ENVIRONMENTAL CLAIMS. There are no Environmental Claims (as defined in
Section 4.11(f)(i)) pending or, to the knowledge of the Company, threatened (i) against the Company or any of its subsidiaries, or (ii) against any real or personal property or operations that the Company or any of its subsidiaries currently owns, leases or operates or, to the Company's knowledge, against any real or personal property or operations that the Company or any predecessor in interest owned, leased or operated, or (iii) to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, in whole or in part that, if adversely determined, would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

      (d) RELEASES. Except for Releases of Hazardous Materials the liability for which would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, there have been no Releases (as defined in Section 4.11(f)(iv)) by the Company or any of its subsidiaries or, to the Company's knowledge, by any other party of any Hazardous Materials (as defined in Section 4.11(f)(iii)) that would be reasonably likely to (i) form the basis of any Environmental Claim against the Company or any of its subsidiaries, or (ii) to the knowledge of the Company, cause damage or diminution of value to any of the operations or real properties currently owned, leased or operated, in whole or in part, by Company or any of its subsidiaries.

      (e) CERCLA. No property currently, or to the knowledge of the Company, formerly owned, operated or leased by the Company or by any predecessor in interest, is listed on the National Priorities List promulgated under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), or on any comparable state list established under Environmental Law as of the Effective Time. Except as would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, no property currently, or to the knowledge of the Company formerly owned, operated or leased by the Company or any predecessor in interest, is listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated under CERCLA or on any comparable state list established under Environmental Law as of the Effective Time.

      (f) DEFINITIONS. As used in this Agreement:

          (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, requests for information (under CERCLA or any comparable state law), directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority), in each case, in writing, alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural-resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company, Parent or any of their respective subsidiaries or joint ventures; or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any, or exposure to, Hazardous Materials.

          (ii) "ENVIRONMENTAL LAWS" means all applicable federal, state, local, foreign or international laws, rules, ordinances, treaties, regulations, orders, judgments, legally binding directives, decrees or common law, in each case in existence prior to or as of the Effective Time, relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment and natural resources including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, noise or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "HAZARDOUS MATERIALS" means (A) any petroleum or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation, coal tar residue, and polychlorinated biphenyls ("PCBs") and
     (B) any chemicals, materials or substances which are now defined as, included in the definition of, or regulated as "hazardous substances", "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous constituents," "regulated substances," or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law.

          (iv) "RELEASE" means any actual or threatened release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal or leaching into the atmosphere, soil, surface water, groundwater or property.

        (g) RECORDS AND FILES. The Company has made available to Parent and its authorized representatives all material records and files, including but not limited to, all assessments, reports, studies, analyses, audits, tests and data available to the Company, in each case, within the Company's actual possession or control, concerning the material existence of Hazardous Materials or any other material environmental concern at properties, assets or facilities currently or formerly owned, operated or leased by the Company, or concerning material compliance by the Company with, or material liability under, any Environmental Laws, in each case which is pending or remains unresolved.


       Section 4.12 REGULATION AS A UTILITY. The Company is an exempt holding company under the 1935 Act. Except as set forth in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any "associate company," "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of the Company is subject to regulation as (a) a "holding company," a "public-utility company," a "subsidiary company" or an "affiliate" of a "holding company," within the meaning of Sections 2(a)(7), 2(a)(5), 2(a)(8) and 2(a)(11), respectively, of the 1935 Act, (b) a "public utility" under the Power Act, (c) a "natural-gas company" under the Natural Gas Act or (d) a public utility or public service company (or similar designation) by any state in the United States other than New York or by any foreign country.

       Section 4.13 VOTE REQUIRED. The approval of the Merger by a majority of the votes of all outstanding shares of Company Common Stock entitled to vote (the "COMPANY SHAREHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of the Company or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

       Section 4.14 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Morgan Stanley Dean Witter & Co., to the effect that, as of February 16, 2001, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

       Section 4.15 OWNERSHIP OF PARENT COMMON STOCK. Except as set forth in
Section 4.15 of the Company Disclosure Schedule, the Company does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Parent Common Stock or Parent Preferred Stock (as defined in Section 5.3).

       Section 4.16 TAKEOVER LAWS. The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws and regulations (collectively, "TAKEOVER LAWS") of the State of New York, including Section 912 of the NYBCL.

      Section 4.17 OPERATIONS OF NUCLEAR POWER PLANT. The operation of the nuclear generation plant (the "NUCLEAR FACILITY") wholly owned by the Company is being conducted in substantial compliance with current laws and regulations governing nuclear plant operations, except for such failures to comply as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) the Nuclear Facility maintains and is in substantial compliance with emergency evacuation plans as required by the laws and regulations governing nuclear plant operations and (b) as of the date of this Agreement, the storage of spent nuclear fuel and the plans for the decommissioning of the Nuclear Facility substantially conform with the requirements of applicable law.

                                ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT
                    ----------------------------------------

            Parent represents and warrants to the Company as follows:

            Section 5.1. ORGANIZATION AND QUALIFICATION. Except as set forth in
Section 5.1 of the Parent Disclosure Schedule (as defined in Section 7.6), Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of Parent and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "PARENT MATERIAL ADVERSE EFFECT").

        Section 5.2. SUBSIDIARIES. Section 5.2 of the Parent Disclosure Schedule sets forth a description, as of the date hereof, of each material "subsidiary company," as such term is defined in the 1935 Act, and joint venture of Parent, including the name of each such entity, the state or jurisdiction of its incorporation or organization, Parent's interest therein and a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 5.2 of the Parent Disclosure Schedule, all of the issued and outstanding shares of capital stock owned by Parent of each Parent subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that would not reasonably be expected to have a Parent Material Adverse Effect.

       Section 5.3. CAPITALIZATION. (a) Except as set forth in Section 5.3 of the Parent Disclosure Schedule, the authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of Parent ("PARENT PREFERRED STOCK"). As of the close of business on February 15, 2001, there were issued and outstanding 117,474,498 shares of Parent Common Stock and no shares of Parent Preferred Stock. All of the issued and outstanding shares of the capital stock of Parent are, and will be, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Parent or any of the subsidiaries of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent, or obligating Parent to grant, extend or enter into any such agreement or commitment.

     (b) The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock. As of the date hereof, there were issued and outstanding no shares of Merger Sub Common Stock. It is anticipated that as of the Effective Time, Merger Sub shall have issued and outstanding 1,000 shares of Merger Sub Common Stock, all of which shall be owned by Parent.

       Section 5.4. AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS;
                    COMPLIANCE.

       (a) AUTHORITY. Parent has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining Parent Shareholders' Approval (as defined in Section 5.11) and Parent Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, other than Parent Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms.

       (b) NON-CONTRAVENTION. Except as set forth in Section 5.4(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of Parent, any of its subsidiaries or any of its joint ventures, (ii) subject to obtaining Parent Required Statutory Approvals and the receipt of Parent Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or any of its subsidiaries or any of its joint ventures, or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 5.4(b) of the Parent Disclosure Schedule (the "PARENT REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (i), (ii) and (iii) such Violations as would not reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect and would not prevent the consummation of the Merger.

      (c) STATUTORY APPROVALS. Except as described in Section 5.4(c) of the Parent Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect or would prevent the consummation of the Merger (the "PARENT REQUIRED STATUTORY APPROVALS"), it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

      (d) COMPLIANCE. Except as set forth in Section 5.4(d) or Section 5.9 of the Parent Disclosure Schedule, or as disclosed in the Parent SEC Reports (as defined in Section 5.5) filed prior to the date hereof, or in any reports filed under the Exchange Act by any Parent subsidiary since January 1, 1998 (the "SUBSIDIARY REPORTS"), neither Parent nor any of its subsidiaries nor any of its joint ventures is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law) of any Governmental Authority, except for violations that, in the aggregate, do not have and would not reasonably be expected to have, a Parent Material Adverse Effect. Except as set forth in Section 5.4(d) of the Parent Disclosure Schedule or in Section 5.9 of the Parent Disclosure Schedule, Parent and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would not reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect. Except as set forth in Section 5.4(d) of the Parent Disclosure Schedule, Parent and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under, (i) its certificate of incorporation or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults that, in the aggregate, do not have and would not reasonably be expected to have a Parent Material Adverse Effect.

       Section 5.5. REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by Parent and its subsidiaries since January 1, 1998 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act and applicable state public utility laws and regulations have been filed with the SEC, the FERC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. Parent has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent or its predecessor with the SEC since January 1, 1998 (as such documents have since the time of their filing been amended, the "PARENT SEC REPORTS"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports (collectively, the "PARENT FINANCIAL STATEMENTS") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. True, accurate and complete copies of the certificate of incorporation and by-laws of Parent as in effect on the date hereof, have been made available to the Company.

       Section 5.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports or Subsidiary Reports filed prior to the date hereof or as set forth in Section

5.6 of the Parent Disclosure Schedule, since September 30, 2000 and prior to the date hereof, Parent and each of its subsidiaries have as of the date hereof conducted their businesses only in the ordinary course of business consistent with past practice, and there has not been, and no fact or condition exists which has had or would reasonably be expected to have, a Parent Material Adverse Effect.

       Section 5.7. LITIGATION. Except as disclosed in the Parent SEC Reports or Subsidiary Reports filed prior to the date hereof or as set forth in Section 5.7 or Section 5.9 of the Parent Disclosure Schedule, (a) there are no claims, suits, actions or proceedings, pending or, to the knowledge of Parent, threatened, nor are there any investigations or reviews pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, and (b) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Parent or any of its subsidiaries, except for any of the foregoing under clauses (a) and (b) as to which there is no significant likelihood of an adverse determination on the merits and that individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect.

       Section 5.8. REGISTRATION STATEMENT AND JOINT PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Joint Proxy Statement shall not, at the dates mailed to the Company shareholders and Parent shareholders and at the time of the Company Shareholders' Meeting and Parent Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement, insofar as the information included therein is supplied by or on behalf of Parent or any of its subsidiaries, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

       Section 5.9. ENVIRONMENTAL PROTECTION. Except as would not reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect, and except for matters disclosed in Section 5.9 of the Parent Disclosure Schedule or in the Parent SEC Reports or Subsidiary Reports, (i) Parent and its subsidiaries are in compliance with all applicable Environmental Laws and the terms and conditions of all applicable Environmental Permits, and neither Parent nor any of its subsidiaries has received any written notice from any person or Governmental Authority, in each case, which remains unresolved, that alleges that Parent or any of its subsidiaries is not in material compliance with applicable Environmental Laws or the terms and conditions of all such Environmental Permits, (ii) there are no Environmental Claims pending or, to the knowledge of Parent, threatened (A) against Parent or any of its subsidiaries, (B) to the knowledge of Parent, against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or (C) against any real or personal property or operations that Parent or any of its subsidiaries currently owns, leases or operates, in whole or in part, and (iii) there have been no Releases of Hazardous Materials by Parent or any of its subsidiaries or, to Parent's knowledge, by any other person that would be reasonably likely to (A) form the basis of any Environmental Claim against Parent or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or (B) to the knowledge of Parent, cause damage or diminution of value to any of the operations or real properties currently owned, leased or operated, in whole or in part, by Parent or any of its subsidiaries.

       Section 5.10 REGULATION AS A UTILITY. Parent is a public utility holding company registered under, and subject to the provisions of, the 1935 Act.
Section 5.10 of the Parent Disclosure Schedule lists the subsidiaries of Parent that are "public utility companies" within the meaning of Section 2(a)(5) of the 1935 Act and lists the state and federal regulatory commissions that have jurisdiction over the rates for the sale, transmission or distribution of electricity or the sale, transportation or distribution of natural gas by each such subsidiary. Except as set forth above and as set forth in Section 5.10 of the Parent Disclosure Schedule, neither Parent nor any "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of Parent is subject to regulation as (a) a "public utility" under the Power Act, (b) a "natural-gas company" under the Natural Gas Act or (c) a public utility or public service company (or similar designation) by any state in the United States other than New York or by any foreign country.

      Section 5.11 VOTE REQUIRED. The approval of the issuance of Parent Common Stock issuable in connection with the Merger by a majority of votes cast by holders of Parent Common Stock, where the total vote cast represents over 50% in interest of all securities entitled to vote (the "PARENT SHAREHOLDERS' APPROVAL"), is the only vote of the holders of any class or series of the capital stock of Parent or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

      Section 5.12 OWNERSHIP OF THE COMPANY COMMON STOCK. Except as set forth in
Section 5.12 of the Parent Disclosure Schedule, Parent does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Company Common Stock.

      Section 5.13 CODE SECTION 368(A). Parent has no knowledge of any fact, nor has Parent taken any action that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

                                  ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER
                     --------------------------------------

       Section 6.1. COVENANTS OF THE PARTIES. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, Parent and the Company each agree as follows, each as to itself and to each of its subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

       (a) ORDINARY COURSE OF BUSINESS. The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees as a group, and (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice.

        (b) DIVIDENDS.

          (i) Neither party shall, nor shall any party permit any of its subsidiaries to declare or pay any dividends on or make other distributions in respect of any capital stock other than (A) dividends by a wholly owned subsidiary to such party or another wholly owned subsidiary, (B) dividends by a less than wholly owned subsidiary consistent with past practice, (C) regular dividends on such party's common stock with usual record and payment dates that do not materially exceed the current regular dividends on such common stock or (D) in the case of Parent, increases in regular quarterly dividends consistent with past practice. Prior to the Closing Date, each of the parties agrees to coordinate dividend policies so as not to adversely affect either party's shareholders because of the timing of record, declaration or payment dates.

          (ii) The Company shall not, nor shall it permit any of its subsidiaries to: (A) split, combine or reclassify any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary or (B) redeem, repurchase or otherwise acquire any shares of capital stock or the capital stock of any subsidiary.

        (c) ISSUANCE OF SECURITIES. Except as set forth in Section 6.1(c) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than pursuant to currently outstanding stock options granted under Employee Benefit Plans.

        (d) CHARTER DOCUMENTS; OTHER ACTIONS. Neither party shall, nor shall any party permit any of its subsidiaries to, amend or propose to amend its respective certificate of incorporation, by-laws or regulations, or similar organizational documents or to take or fail to take any other action, which in any such case would reasonably be expected to prevent, impede or interfere with the Merger.

        (e) ACQUISITIONS. Except as disclosed in Section 6.1(e) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or business organization or division thereof, or otherwise acquire or agree to acquire (other than in the ordinary course of business) any material amount of assets other than (i) intercompany transactions between the Company and a wholly owned subsidiary of the Company or (ii) acquisitions for cash which are not, in the aggregate, for consideration in excess of $100 million, excluding from the foregoing clauses (i) and (ii) such transactions that may not be entered into by a public utility holding company registered under the 1935 Act.

        (f) CAPITAL EXPENDITURES. Except as set forth in Section 6.1(f) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, make capital expenditures in an aggregate amount in excess of 120% of the amount budgeted by the Company or its subsidiaries for capital expenditures as set forth in Section 6.1(f) of the Company Disclosure Schedule, provided that any such capital expenditures in excess of 100% of the amount so budgeted shall be made only after consultation with Parent.

        (g) DISPOSITIONS. Except as set forth in Section 6.1(g) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its respective assets, other than (i) encumbrances or dispositions in the ordinary course of business consistent with past practice, (ii) intercompany transactions between the Company and a wholly owned subsidiary of the Company or
(iii) dispositions which are not, in the aggregate, for consideration in excess of $100 million (based, in the case of consideration consisting of securities, on the average market closing thereof for the ten consecutive trading days prior to the closing of such acquisition and, in the case of consideration consisting of other property, the fair market value of such property as determined by an independent appraiser).

       (h) INDEBTEDNESS. Except as set forth in Section 6.1(h) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice to fund expenditures which are not capital expenditures, (ii) arrangements between the Company and its subsidiaries or among its subsidiaries, (iii) in connection with the refunding of existing indebtedness at a lower cost of funds, (iv) borrowings to finance the capital expenditures described in Section 6.1(f) which borrowings are not, in the aggregate, in excess of $140 million, (v) arrangements to refinance scheduled maturities of indebtedness existing on the date hereof which are not, in the aggregate, in excess of $200 million and (vi) with the consent of Parent, in connection with the refunding of preferred stock of Rochester Gas and Electric Corporation outstanding on the date hereof.

        (i) COMPENSATION; BENEFITS. Except as set forth in Section 6.1(i) of the Company Disclosure Schedule, as may be required by applicable law or under existing Employee Benefit Plans or Employment Agreements, as may be required to facilitate or obtain a determination letter from the IRS that a Plan is a Qualified Plan, or as expressly contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under any Employee Benefit Plan or Employment Agreement, or otherwise increase the compensation or benefits of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases in compensation and benefits, or grants of new incentive compensation awards, or actions in the ordinary course of business, that are consistent with the Company's past practice of adjusting compensation and benefits to reflect the average compensation and benefits as determined by general industry or market surveys, or (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than with respect to employees who are not officers of the Company in the ordinary course of business consistent with current industry practice. This subsection (i) is not intended to (A) restrict the Company or its subsidiaries from granting promotions to officers or employees based upon job performance or workplace requirements in the ordinary course of business consistent with past practice, (B) restrict the Company's ability to make available to employees the plans, benefits and arrangements that have customarily and consistent with past practices been available to officers and employees in the context of such merit-based promotion or (C) restrict the Company or its subsidiaries in providing compensation, incentives and benefits to new hires in the ordinary course of business consistent with past practices, so long as such provision complies with clauses (i) and (ii) above.

       (j) 1935 ACT. Except as set forth in Section 6.1(j) of the Company Disclosure Schedule, and except as required or contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act.

       (k) ACCOUNTING. Except as set forth in Section 6.1(k) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

       (l) COOPERATION; NOTIFICATION. Each party shall, and shall cause its subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations;
(ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects; (iii) advise the other party of any change or event which has had, or would reasonably be expected to have, in the case of the Company, a Company Material Adverse Effect or, in the case of Parent, a Parent Material Adverse Effect; and (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

         (m) THIRD-PARTY CONSENTS. The Company shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all the Company Required Consents. The Company shall promptly notify Parent of any failure or prospective failure to obtain any such consents and, if requested by Parent, shall provide copies of all the Company Required Consents obtained by the Company to Parent. Parent shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all Parent Required Consents. Parent shall promptly notify the Company of any failure or prospective failure to obtain any such consents and, if requested by the Company, shall provide copies of all Parent Required Consents obtained by Parent to the Company.

         (n) BREACH, ETC. No party shall, nor shall any party permit any of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

         (o) DISCHARGE OF LIABILITIES. The Company shall not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company's reports filed with the SEC, incurred in the ordinary course of business consistent with past practice, or permitted under Section 6.1(h)(iii).

         (p) CONTRACTS. Except as set forth in Section 6.1(p) of the Company Disclosure Schedule, the Company shall not, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any Company Material Contract to which the Company or any of its subsidiaries is a party, or waive, release or assign any material rights or claims. "Company Material Contracts" as used herein shall mean (i) those contracts and agreements (x) included under, or which would be required to be included under, Exhibit 10 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999 or any other annual report of the Company on Form 10-K filed thereafter, (y) included under, or which would be required to be included under, Exhibit 10 to any of the Company's quarterly reports on Form 10-Q filed after December 31, 1999, or (z) included, or which would be required to be included, as an exhibit to a current report on Form 8-K after December 31, 1999, and (ii) any other contract or agreement the absence of which would have, or would reasonably be expected to have, a Company Material Adverse Effect.

        (q) INSURANCE. Each party shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry.

        (r) PERMITS. The Company shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits pursuant to which the Company or any of its subsidiaries operate.

        (s) TAKEOVER LAWS. Neither party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including Section 912 of the NYBCL.

        (t) RIGHTS. The Company shall not amend or waive any rights under any agreement or otherwise in a manner that would materially and adversely affect either party's ability to consummate the Merger or the economic benefits of the Merger to either party.

        (u) TAXES. Except as disclosed on Section 6.1(u) of the Company Disclosure Schedule, the Company shall not, and shall cause its subsidiaries not to, (A) make or rescind any express or deemed material election relating to Taxes, (B) settle or compromise any material claim, audit, dispute, controversy, examination, investigation or other proceeding relating to Taxes or (C) materially change any of its methods of reporting income or deductions for federal income Tax purposes, except as may be required by applicable law.

        (v) PRIMARY BUSINESSES. Parent shall not engage in or enter into, or agree to engage in or enter into, any transaction that would cause Parent to become not primarily engaged in the gas and electric utilities businesses.

        (w) CERTAIN TRANSACTIONS. Parent shall not engage in or enter into, or agree to engage in or enter into, any acquisition or disposition of assets or securities that would delay, or would reasonably be expected to delay, the consummation of the Merger, including any such delay resulting from any amendment or modification of a Parent Required Statutory Approval.

        Section 6.2. COVENANT OF THE COMPANY; ALTERNATIVE PROPOSALS. From and after the date hereof, the Company agrees (a) that it will not, its subsidiaries will not, and it will not authorize or permit any of its or its subsidiaries' officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries or any of the foregoing) to, directly or indirectly, encourage, initiate or solicit (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) which constitutes or may reasonably be expected to lead to an Alternative Proposal (as defined below) from any person or engage in any discussion or negotiations concerning, or provide any non-public information or data to make or implement, an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussions or negotiations with any parties conducted heretofore with a view of formulating an Alternative Proposal; and (c) that it will notify Parent orally and in writing of any such inquiry, offer or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 48 hours of the receipt thereof, and that it shall keep

Parent informed of the status and details of any such inquiry, offer or proposal and shall give Parent 48 hours' prior notice of any confidentiality or similar agreement to be entered into or of the fact that it proposes to commence providing information to any person making such inquiry, offer or proposal; PROVIDED, HOWEVER, that notwithstanding any other provision hereof, the Company may (i) at any time prior to the time at which the Company Shareholders' Approval shall have been obtained engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the Company or its representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only to the extent that, (A) (x) the third party has first made an Alternative Proposal that the Board of Directors of the Company determines in good faith is financially superior to the Merger and has demonstrated that any necessary financing has been obtained, or in the reasonable judgment of the Company's financial advisor is obtainable, and
(y) the Board of Directors of the Company shall conclude in good faith, after consultation with its financial advisor and outside counsel and consideration of such other matters as the Board of Directors of the Company deems relevant, that failure to do so would likely result in a breach of its fiduciary duties under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company receives from such person an executed confidentiality agreement in reasonably customary form except that such confidentiality agreement shall not prohibit such person from making an unsolicited Alternative Proposal, and (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer and/or (iii) accept an Alternative Proposal from a third party, provided the Company terminates this Agreement pursuant to Section 9.1(f). "ALTERNATIVE PROPOSAL" shall mean any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving the Company or any of the Company's subsidiaries, or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of the Company or any of the Company's subsidiaries. Nothing herein shall prohibit an acquisition permitted by Section 6.1(e) hereof or a disposition permitted by
Section 6.1(g) hereof.

         Section 6.3. EMPLOYMENT AGREEMENT. Parent, the Company and Mr. Richards have entered into an employment agreement in the form attached hereto as EXHIBIT A (the "RICHARDS EMPLOYMENT AGREEMENT"), which will become effective upon consummation of the Merger.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS
                              ---------------------

         Section 7.1. ACCESS TO INFORMATION. (a) Upon reasonable notice and during normal business hours, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "REPRESENTATIVES") reasonable access, throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the NRC, the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission, and
(ii) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all Proprietary Information (as defined in the Confidentiality Agreement) concerning the other parties furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of September 8, 2000, between the Company and Parent, as it may be amended from time to time (the "CONFIDENTIALITY AGREEMENT").

        (b) From the date of this Agreement until the Effective Time, each party (the "INSPECTED PARTY") shall (i) permit the other party and its authorized representatives to conduct such Phase I environmental inspections as the other party may reasonably require and (ii) without limiting any representation made in Section 4.11 hereof, cause its officers and those of its subsidiaries to furnish the other party with such information in existence as the other party may from time to time reasonably request, including, without limitation, assessments, reports, audits, studies and data concerning the existence of Hazardous Materials at facilities or properties presently or formerly owned, operated, leased or used by the Inspected Party or any present or former subsidiary, or concerning compliance by the Inspected Party and its subsidiaries with, or liability under, any Environmental Laws.

        Section 7.2. JOINT PROXY STATEMENT AND REGISTRATION STATEMENT.

       (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Joint Proxy Statement (together, the "JOINT PROXY/REGISTRATION STATEMENT"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of Parent Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; PROVIDED, HOWEVER, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of Parent Common Stock issuable in connection with the Merger to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by or on behalf of any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy Statement/Registration Statement.

         (b) LETTER OF THE COMPANY'S ACCOUNTANT. Following receipt by PricewaterhouseCoopers LLP, the Company's independent auditor, of an appropriate request from the Company pursuant to SAS No. 72, the Company shall use its best efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers LLP dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Joint Proxy/Registration Statement.

         (c) LETTER OF PARENT'S ACCOUNTANT. Following receipt by PricewaterhouseCoopers LLP, Parent's independent auditor, of an appropriate request from Parent pursuant to SAS No. 72, Parent shall use its best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Joint Proxy/Registration Statement.

         Section 7.3. FURTHER ASSURANCES; REGULATORY MATTERS. (a) Subject to
Section 8.2(h), each party hereto shall, and shall cause its subsidiaries to, cooperate and use its best efforts to (i) promptly prepare and file with the appropriate Governmental Authorities all necessary reports, applications, petitions, forms, notices or other applicable documents required or advisable with respect to the Merger or the other transactions contemplated by this Agreement, (ii) comply, at the earliest practicable date following the date of receipt by Parent or the Company, with any request for information or documents from a Governmental Authority related to, and appropriate in the light of, matters within the jurisdiction of such Governmental Authority, provided that
(x) the parties shall use their best efforts to keep any such information confidential to the extent required by the party providing the information and
(y) each party may take, in its reasonable discretion, appropriate legal action not to provide information relating to trade or business secrets, privileged information or other information which reasonably should be treated as confidential, (iii) take all actions necessary or advisable to obtain no later than the Initial Termination Date, as such date may be extended pursuant to
Section 9.1(b), all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement (including, without limitation, the Company Required Statutory Approvals and Parent Required Statutory Approvals) and (iv) oppose vigorously any litigation that would impede or delay the consummation of the Merger, including, without limitation, promptly appealing any adverse court order.

         (b) Each party will, and will cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination between themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in Section 8.1(e) or 8.2(h). Accordingly, if the only conditions to the parties' obligations to consummate the Merger which are not satisfied or waived are receipt of any one or more of the Company Required Statutory Approvals or Parent Required Statutory Approvals and the adoption of an alternative structure (that otherwise substantially preserves for Parent and the Company the economic benefits of the Merger and does not require any additional filing with or authorization, consent or approval from any Governmental Authority, other than supplements or amendments to filings already made, to reflect such alternative structure) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; PROVIDED that, prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

         (c) Parent and the Company shall together discuss and formulate the approach to be taken with the New York State Public Service Commission (the "PSC") with respect to the Merger and the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that Mr. Richards shall have the primary responsibility for coordinating strategy and communications with the PSC, and no contacts with the PSC relating to the Merger shall be made by any party without prior notice to and consultation with the other party, except in accordance with procedures mutually agreed upon by the parties in connection with ordinary course requests for information made by the PSC.

         Section 7.4. SHAREHOLDERS' APPROVAL.

         (a) COMPANY SHAREHOLDERS' MEETING. Subject to the provisions of Section 7.4(c), the Company shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "COMPANY SHAREHOLDERS' MEETING") for the purpose of securing the Company Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and with its certificate of incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Parent with respect to each of the foregoing matters.

         (b) PARENT SHAREHOLDERS' MEETING. Subject to the provisions of Section 7.4(c), Parent shall, as soon as reasonably practicable after the date hereof
(i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "PARENT SHAREHOLDERS' MEETING") for the purpose of securing Parent Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and with its certificate of incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of issuance of Parent Common Stock issuable in connection with the Merger and (iv) cooperate and consult with Company with respect to each of the foregoing matters.

         (c) MEETING DATE. The Company Shareholders' Meeting for the purpose of securing the Company Shareholders' Approval and Parent Shareholders' Meeting for the purpose of securing Parent Shareholders' Approval shall be held on the same date, which shall be such date as the Company and Parent shall mutually determine. The Company shall use its reasonable best efforts to hold the Company Shareholders' Meeting, and Parent shall use its reasonable best efforts to hold Parent Shareholders' Meeting, simultaneously with the Company's and Parent's 2001 annual meetings, respectively, or otherwise, as promptly as practicable after the date hereof.

          Section 7.5. DIRECTORS' AND OFFICERS' INDEMNIFICATION.

         (a) INDEMNIFICATION. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its subsidiaries (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or a subsidiary of the Company (the "INDEMNIFIED LIABILITIES"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth in Section 722 of the NYBCL, and the certificate of incorporation or by-laws, shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; PROVIDED, HOWEVER, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

         (b) INSURANCE. For a period of six years after the Effective Time, Parent shall (i) cause to be maintained in effect policies of directors' and officers' liability insurance for the benefit of those persons who are currently covered by such policies of the Company on terms no less favorable than the terms of such current insurance coverage or (ii) provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the Effective Time on terms no less favorable than the terms of such current insurance coverage; PROVIDED, HOWEVER, that Parent shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by the Company, for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of Parent, for a cost not exceeding such amount.

        (c) SUCCESSORS. In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provisions shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.5.

        (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of the Company, and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in its respective certificate of incorporation and by-laws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

        (e) BENEFIT. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

        Section 7.6. DISCLOSURE SCHEDULES. On the date hereof, (a) Parent has delivered to the Company a schedule (the "PARENT DISCLOSURE SCHEDULE"), accompanied by a certificate signed by the Executive Vice President, General Counsel and Secretary of Parent stating the Parent Disclosure Schedule is being delivered pursuant to this Section 7.6(a), and (b) the Company has delivered to Parent a schedule (the "COMPANY DISCLOSURE SCHEDULE"), accompanied by a certificate signed by the Senior Vice President and General Counsel of the Company stating the Company Disclosure Schedule is being delivered pursuant to this Section 7.6(b). The Company Disclosure Schedule and the Parent Disclosure Schedule are collectively referred to herein as the "DISCLOSURE SCHEDULES." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

        Section 7.7. PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, the Company and Parent will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto without the consent of the other party (which consent shall not be unreasonably withheld).

         Section 7.8. RULE 145 AFFILIATES. Within 30 days after the date of this Agreement, the Company shall identify in a letter to Parent all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of the Company, as such term is used in Rule 145 under the Securities Act. The Company shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to Parent on or prior to the Closing Date a written letter substantially in the form attached as EXHIBIT B (each, an "AFFILIATE LETTER").

         Section 7.9. CERTAIN EMPLOYEE AGREEMENTS. Subject to Section 7.10, Parent and the Surviving Corporation and its subsidiaries shall honor all contracts, agreements and commitments of the parties which apply to any current or former employee or current or former director of the parties hereto; PROVIDED, HOWEVER, that the foregoing shall not prevent Parent or the Surviving Corporation from enforcing, amending or terminating such contracts, agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement or commitment. It is the present intention of Parent and the Company that following the Effective Time, there will be no involuntary reductions in workforce at the Surviving Corporation or its subsidiaries, but that Parent, the Surviving Corporation and their respective subsidiaries will continue Parent's and the Company's present strategy of achieving workforce reductions through attrition; PROVIDED, HOWEVER, that if any reductions in workforce in respect of employees of the Surviving Corporation and its subsidiaries become necessary, any such reduction shall be made in consultation with the Chairman of the Surviving Corporation and shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, qualifications, and business needs without regard to whether employment prior to the Effective Time was with the Company or its subsidiaries or Parent or its subsidiaries; PROVIDED, FURTHER, that to the extent that any such workforce reduction would affect employees of Rochester Gas and Electric Corporation disproportionately, in the aggregate, as compared with employees of New York State Electric & Gas Corporation as a result of provisions of a collective bargaining agreement applicable to such employees of New York State Electric & Gas Corporation, each employee of Rochester Gas and Electric Corporation shall be protected with respect to such workforce reduction to the same extent that a similarly situated employee of New York State Electric & Gas Corporation is protected with respect to such workforce reduction by such provisions of the collective bargaining agreement. Any employees whose employment is terminated or jobs are eliminated by Parent, the Surviving Corporation or any of their respective subsidiaries shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by Parent, the Surviving Corporation or any of their respective subsidiaries. Any workforce reductions carried out following the Effective Time by Parent or the Surviving Corporation and their respective subsidiaries shall be done in accordance with all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

         Section 7.10 EMPLOYEE BENEFIT PLANS.

         (a) CONTINUATION OF BENEFITS. Except as contemplated by this Agreement, for a period of 18 months following the Effective Time, Parent and the Surviving Corporation shall continue to maintain the Employee Benefit Plans or shall maintain replacement employee benefit plans and arrangements which shall provide a level of benefits to active and retired employees of the Company and its subsidiaries no less favorable in the aggregate than those provided under the Employee Benefit Plans as in effect immediately prior to the Effective Time; PROVIDED, HOWEVER, that changes may be made to the Employee Benefit Plans or such replacement employee benefit plans and arrangements to the extent necessary to comply with applicable law.

         (b) SERVICE RECOGNITION. To the extent that service is relevant for purposes of eligibility, participation, vesting or benefit accrual (other than benefit accrual under any defined benefit pension plans) under any employee benefit plan, program or arrangement established, maintained or contributed to by the Surviving Corporation and Parent, employees of the Company and its subsidiaries shall be credited for service accrued or deemed accrued prior to the Effective Time with the Company or a subsidiary of the Company; PROVIDED, HOWEVER, that such crediting of service does not result in the duplication of benefits or an unintended windfall with respect to the accrual of benefits. The Surviving Corporation shall provide each employee of the Company and its subsidiaries with credit for any co-payments and deductibles paid prior to the Effective Time for the calendar year in which the Effective Time occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

         Section 7.11 COMPANY STOCK AND OTHER PLANS. (a) At the Effective Time, each holder of an option to purchase shares of Company Common Stock or stock appreciation right with respect to Company Common Stock outstanding and unexercised as of the Effective Time (a "COMPANY OPTION") granted pursuant to the Company 1996 Performance Stock Option Plan as has been amended from time to time (the "COMPANY STOCK PLAN") or otherwise granted by the Company other than pursuant to the Company Stock Plan shall be paid in full satisfaction of such Company Option a cash payment in an amount in respect thereof equal to the product of (i) the excess, if any, of the Cash Consideration over the exercise price of such Company Option and (ii) the number of shares of Company Common Stock subject to the Company Option. In addition, each holder of a Company Stock Option shall be paid at the Effective Time an amount in cash equal to the aggregate dividend equivalents credited to the account of such holder. All amounts payable pursuant to this Section 7.11(a) shall be paid less any income or employment tax withholding required under the Code or any provision of state or local law.

         (b) At the Effective Time, the Executive Incentive Plan shall terminate and each participant shall be entitled to and paid an amount in cash equal to the product of (x) the Target Award (as defined in the plan) and (y) a fraction, the numerator of which is the number of days from the start of the calendar year until the Effective Time and the denominator of which is 365.

         (c) Prior to the Effective Time, the Company shall be permitted to establish a retention program for employees of the Company and its subsidiaries consistent with the terms set forth in Section 7.11(c) of the Company Disclosure Schedule; PROVIDED, HOWEVER, that the specific terms and conditions of such retention program (including, without limitation, the identity and levels and form of participation of each employee covered thereby, the forms of all plan documents and individual agreements and all related employee communications and other documentation thereof) shall be subject to the review and comment and final approval of Parent.

         (d) At the Effective Time, each common stock equivalent or deferred stock unit credited to participating directors' accounts under the Rochester Gas and Electric Corporation Deferred Compensation Plan or the Deferred Stock Unit Plan for Non-Employee Directors shall be valued based on the Cash Consideration. Such amounts shall be payable at such time and in such manner as prescribed in the relevant plan with, in the case of amounts credited under the Deferred Compensation Plan, deemed interest at the rate provided for in such plan with respect to amounts not deemed invested in Company Common Stock. All transfer restrictions applicable to any share of Company Common Stock owned by a director, officer or employee of the Company shall lapse as of the Effective Time.

         (e) The Company shall use its reasonable best efforts to cause each individual who is a party to a Severance Agreement to enter into a letter agreement with the Company substantially in the form set forth in Section 7.11(e) of the Company Disclosure Schedule as soon as practicable after the date hereof.

         Section 7.12 EXPENSES. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by the Company and Parent.

         Section 7.13 CORPORATE OFFICES. At and subsequent to the Effective Time, the corporate headquarters of the Surviving Corporation, Rochester Gas and Electric Corporation, New York State Electric & Gas Corporation and the Energy East Management Corporation shall be located in Rochester, New York, and the operations center for New York State Electric & Gas Corporation shall be located in Binghamton, New York. The parties hereto hereby acknowledge and agree that as of the Effective Time, the Energy East Management Corporation shall have at least 40 employees in Rochester, New York.

         Section 7.14 PARENT BOARD OF DIRECTORS. At the Effective Time, the Board of Directors of Parent shall increase by three the number of directors on the Board of Directors of Parent and shall thereupon elect as directors Mr. Richards and two other persons who are currently non-management directors of the Company.

         Section 7.15 COMMUNITY INVOLVEMENT. After the Effective Time, Parent will, or will cause the Surviving Corporation to, increase the level of charitable contributions to, and community involvement with, Rochester, New York to reflect the increase in size of the company to be based in Rochester.

         Section 7.16 ADVISORY BOARD. At the Effective Time, there shall be established an advisory board to the Surviving Corporation ("ADVISORY BOARD"), which shall be comprised of the persons who were directors of the Company immediately prior to the Effective Time, except directors of the Company elected to the Board of Directors of Parent pursuant to
Section 7.14. The Advisory Board shall meet no less frequently than quarterly and shall provide advice to the Board of Directors of the Surviving Corporation with respect to such issues as the Board of Directors of the Surviving Corporation may from time to time request, including but not limited to community relations, customer service, economic development, employee development and relations and such other matters of community interest as may be appropriate. The members of the Advisory Board, who shall serve at the discretion of the Surviving Corporation, shall receive remuneration for their services equivalent to the remuneration currently provided to non-employee directors of the Company. In the event of a vacancy on the Advisory Board, the remaining members of the Advisory Board shall determine, subject to the approval of Parent, whether to fill such vacancy and may fill such vacancy by nominating a successor member satisfactory to the Surviving Corporation.

         Section 7.17 TAX-FREE STATUS. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

         Section 7.18 TRANSITION MANAGEMENT. (a) As promptly as practicable after the date hereof, the Company and Parent shall create a special transition management task force (the "TASK FORCE") jointly chaired by Mr. Richards and a person designated by Parent (the "TASK FORCE CHAIRPERSONS"). Members of the Task Force shall consist of an equal number of representatives designated by the Company and Parent.

         (b) The functions of the Task Force shall include

          (i) serving as a conduit for the flow of information and documents among the parties and their subsidiaries as contemplated by Section 6.1(l),

          (ii) developing regulatory plans and proposals, corporation organizational and management plans, workforce combination proposals, and such other matters as the Task Force deems appropriate,

          (iii) evaluating and recommending the manner in which best to organize and manage the business of the Surviving Corporation after the Effective Time; PROVIDED that that Task Force shall not be responsible for controlling the operations of the business of the parties or any of their respective subsidiaries, and

          (iv) recommending additional officers, if any, of Rochester Gas and Electric Corporation pursuant to Section 7.19(b) and of New York State Electric & Gas Corporation pursuant to Section 7.20(b).

         (c) The Task Force Chairpersons shall be responsible for directing all activities of the Task Force contemplated by this Section 7.18.

         Section 7.19 ROCHESTER GAS AND ELECTRIC CORPORATION.

         (a) DIRECTORS. Commencing at the Effective Time, the directors of Rochester Gas and Electric Corporation shall consist of four persons, two persons nominated by Parent and two persons nominated by the Company, and such directors shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of Rochester Gas and Electric Corporation, or as otherwise provided by the NYBCL. Parent hereby confirms that it intends to nominate Mr. von Schack and Mr. Jasinski as directors of Rochester Gas and Electric Corporation. The Company hereby confirms that it intends to nominate Mr. Richards as a director of Rochester Gas and Electric Corporation.

         (b) OFFICERS. Commencing at the Effective Time, the officers of Rochester Gas and Electric Corporation shall consist of (i) the officers of Rochester Gas and Electric Corporation immediately prior to the Effective Time and (ii) such other additional persons as recommended by the Task Force, and such officers shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of Rochester Gas and Electric Corporation, or as otherwise provided by the NYBCL.

          Section 7.20 NEW YORK STATE ELECTRIC & GAS CORPORATION.

         (a) DIRECTORS. Commencing at the Effective Time, the directors of New York State Electric & Gas Corporation shall consist of four persons, three persons nominated by Parent and one person nominated by the Company, and such directors shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of New York State Electric & Gas Corporation, or as otherwise provided by the NYBCL. Parent hereby confirms that it intends to nominate Mr. von Schack, Mr. Jasinski and Mr. Tedesco as directors of New York State Electric & Gas Corporation. The Company hereby confirms that it intends to nominate Mr. Richards as a director of New York State Electric & Gas Corporation.

        (b) OFFICERS. Commencing at the Effective Time, the officers of New York State Electric & Gas Corporation shall consist of (i) the officers of New York State Electric & Gas Corporation immediately prior to the Effective Time and
(ii) such other additional persons as recommended by the Task Force, and such officers shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of New York State Electric & Gas Corporation, or as otherwise provided by the NYBCL.

        Section 7.21 SHARE CONTRIBUTION. Parent shall, as promptly as practicable following the Effective Time, but in no event later than five days following the Effective Time, transfer its shares of New York State Electric & Gas Corporation to the Surviving Corporation so that New York State Electric & Gas Corporation shall become a direct wholly owned subsidiary of the Surviving Corporation; PROVIDED, HOWEVER, that Parent shall not effect any such transfer if, in the reasonable good faith judgment of Parent after consultation with the Company, such transfer or intended transfer would result in any material impediment or delay in obtaining any

Company Required Statutory Approval or Parent Required Statutory Approval or would otherwise materially impede or delay the consummation of the Merger. Whether or not Parent effects such transfer, Mr. Richards shall serve as Chairman of the Board and Chief Executive Officer of New York State Electric & Gas Corporation following the Effective Time.

                                   ARTICLE VIII

                                    CONDITIONS
                                    ----------

         Section 8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

         (a) SHAREHOLDER APPROVAL. The Company Shareholders' Approval and Parent Shareholders' Approval shall have been obtained.

         (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

         (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

         (d) LISTING OF SHARES. The shares of Parent Common Stock issuable in connection with the Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

         (e) STATUTORY APPROVALS. The Company Required Statutory Approvals and Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time and such approvals shall have become Final Orders. A "FINAL ORDER" means action by the relevant regulatory authority relating to this Agreement or the transactions contemplated hereby which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

        Section 8.2. CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER. The obligation of Parent to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Parent in writing pursuant to Section 9.5:

         (a) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company (and its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in Sections 6.1 and 6.2 and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

         (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (without regard to any materiality qualifications or references to Company Material Adverse Effect contained therein) (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct which would not reasonably be expected to have, individually and in the aggregate, a Company Material Adverse Effect.

         (c) CLOSING CERTIFICATES. Parent shall have received a certificate signed by the Senior Vice President and General Counsel of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

         (d) NO COMPANY MATERIAL ADVERSE EFFECT. No Company Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance other than facts and circumstances described in Section 8.2(d) of the Company Disclosure Schedule or the Company SEC Reports filed prior to the date hereof which would reasonably be expected to have a Company Material Adverse Effect; PROVIDED, HOWEVER, that for the purpose of this Section 8.2(d), Company Material Adverse Effect shall exclude any effects, consequences or conditions attributable to (i) any change in U.S. or global economic conditions, U.S. or global financial markets or conditions, or GAAP or (ii) any change relating to the industries in which Parent and the Company operate or in any generally applicable law or regulation, in each case that does not specifically relate to Parent or the Company and that does not affect Parent or the Company in a materially disproportionate manner relative to each other to the extent disproportionate.

        (e) COMPANY REQUIRED CONSENTS. The Company Required Consents the failure of which to obtain would reasonably be expected to have a Company Material Adverse Effect shall have been obtained.

       (f) AFFILIATE LETTERS. Parent shall have received Affiliate Letters, duly executed by each "affiliate" of the Company, substantially in the form of EXHIBIT B, as provided in Section 7.8.

       (g) TAX OPINION. Parent shall have received an opinion of Wachtell, Lipton, Rosen & Katz to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may receive and rely upon representations contained in certificates of Parent, the Company and others, in each case in form and substance reasonably acceptable to such counsel.

        (h) STATUTORY APPROVALS. The Final Orders shall not impose terms or conditions which, individually or in the aggregate, would have, or would reasonably be expected to have, a Company Material Adverse Effect or a Parent Material Adverse Effect. In addition, the inclusion of a condition or requirement of the SEC's approval of the Merger under the 1935 Act that Parent divest its ownership of any of the gas or electric utility operations of Parent or the Company shall constitute a term or condition which would reasonably be expected to have a "material adverse effect" within the meaning of this Section 8.2(h) of the Agreement.

       Section 8.3. CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to
Section 9.5.

       (a) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent (and its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in Section 6.1 and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

       (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all respects (without regard to any materiality qualifications or references to Parent Material Adverse Effect contained therein) (i) on and as of the date hereof and
(ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct which would not reasonably be expected to have, individually and in the aggregate, a Parent Material Adverse Effect.

       (c) CLOSING CERTIFICATES. The Company shall have received a certificate signed by the Executive Vice President, General Counsel and Secretary of Parent, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

       (d) NO PARENT MATERIAL ADVERSE EFFECT. No Parent Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance other than facts and circumstances described in the Parent SEC Reports filed prior to the date hereof which would reasonably be expected to have a Parent Material Adverse Effect; PROVIDED, HOWEVER, that for the purpose of this Section 8.3(d), Parent Material Adverse Effect shall exclude any effects, consequences or conditions attributable to (i) any change in U.S. or global economic conditions, U.S. or global financial markets or conditions, or GAAP or (ii) any change relating to the industries in which Parent and the Company operate or in any generally applicable law or regulation, in each case that does not specifically relate to Parent or the Company and that does not affect Parent or the Company in a materially disproportionate manner relative to each other to the extent disproportionate.

         (e) PARENT REQUIRED CONSENTS. Parent Required Consents the failure of which to obtain would reasonably be expected to have a Parent Material Adverse Effect shall have been obtained.

         (f) TAX OPINION. The Company shall have received an opinion from Shearman & Sterling to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Shearman & Sterling may receive and rely upon representations contained in certificates of Parent, the Company and others, in each case in form and substance reasonably acceptable to such counsel.

                                  ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

         Section 9.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

         (a) by mutual written consent of the Boards of Directors of the Company and Parent;

         (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before the date that is 12 months from the date hereof (the "INITIAL TERMINATION DATE"); PROVIDED, HOWEVER, that if on the Initial Termination Date the conditions to the Closing set forth in
Section 8.1(e) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to the 21-month anniversary of the date hereof; and provided, further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement or whose breach of any agreement or covenant has been the cause of, or resulted directly or indirectly in, the failure of the Effective Time to occur on or before the Initial Termination Date or as it may be so extended.

        (c) by any party hereto, by written notice to the other parties, if the Company Shareholders' Approval shall not have been obtained at a duly held Company Shareholders' Meeting, including any adjournments thereof by the Initial Termination Date;

        (d) by any party hereto, by written notice to the other parties, if Parent Shareholders' Approval shall not have been obtained at a duly held Parent Shareholders' Meeting, including any adjournments thereof by the Initial Termination Date;

        (e) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

         (f) by the Company prior to the time at which the Company Shareholders' Approval shall have been obtained, upon three days' prior notice to Parent, if the Company is not in breach of Section 6.2 and, as a result of an Alternative Proposal, the Board of Directors of the Company determines in good faith, that
(i) the Alternative Proposal is financially superior to the Merger and the third party making the Alternative Proposal has demonstrated that any necessary financing has been obtained, or in the reasonable judgment of the Company's financial advisor such financing is obtainable, and (ii) after consultation with its financial advisor and outside counsel and consideration of such other matters as the Board of Directors of the Company deems relevant, after considering applicable provisions of state law and after giving effect to all concessions which may be offered by the other party pursuant to the proviso below, that failure to do so would likely result in a breach of its fiduciary duties under applicable law; PROVIDED, HOWEVER, that prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to consider in good faith any proposal made by Parent to enable the Company to proceed with the transactions contemplated herein;

         (g) by the Company, by written notice to Parent, if (i) there exist breaches of the representations and warranties of Parent made herein as of the date hereof which breaches, individually or in the aggregate, would or would reasonably be expected to have a Parent Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such breaches and requesting that they be remedied, (ii) Parent (or its appropriate subsidiaries) shall have failed to perform and comply with, in all material respects, its agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such failure and requesting that it be remedied, or (iii) the Board of Directors of Parent or any committee thereof shall withdraw or modify in any manner adverse to the Company its approval or recommendation of the issuance of Parent Common Stock issuable in connection with the Merger or shall resolve to take such action.

         (h) by Parent, by written notice to the Company, if (i) there exist breaches of the representations and warranties of the Company made herein as of the date hereof which breaches, individually or in the aggregate, would or would reasonably be expected to have a Company Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such breaches and requesting that they be remedied, (ii) the Company (or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such failure and requesting that it be remedied, or (iii) the Board of Directors of the Company or any committee thereof (A) shall withdraw or modify in any manner adverse to Parent its approval or recommendation of this Agreement or the transactions contemplated herein, (B) shall fail to reaffirm such approval or recommendation upon Parent's request within seven days after such request (provided that Parent may make such request only once with respect to any Alternative Proposal), (C) shall approve or recommend any acquisition of the Company or a material portion of its assets or any tender offer for the shares of capital stock of the Company, in each case by a party other than Parent or any of its affiliates or (D) shall resolve to take any of the actions specified in clause
(A), (B) or (C).

         Section 9.2. EFFECT OF TERMINATION. Subject to Section 10.1(b), in the event of termination of this Agreement by either the Company or Parent pursuant to Section 9.1, there shall be no liability on the part of either the Company or Parent or their respective officers or directors hereunder, except that Section 7.12, Section 9.3, the agreement contained in the last sentence of Section 7.1,
Section 10.8 and Section 10.9 shall survive the termination.

         Section 9.3. TERMINATION FEE; EXPENSES.

         (a) TERMINATION FEE UPON BREACH OR FAILURE TO PERFORM. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) Section 9.1(g)(i) or (ii) or (y) Section 9.1(h)(i) or (ii), then: (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $10 million ("EXPENSES"); PROVIDED, HOWEVER, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $10 million), be entitled to retain such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

         (b) COMPANY TERMINATION FEE. The Company shall pay Parent a fee of $50 million ("TERMINATION FEE") plus Expenses, upon the termination of this Agreement by Parent or the Company pursuant to Section 9.1(c) or the Company pursuant to Section 9.1(f) or by Parent pursuant to Section 9.1(h)(iii); PROVIDED, HOWEVER, that in the event of termination under either Section 9.1(c) or Section 9.1(h)(iii), no payment of the Termination Fee or Expenses shall be required unless and until within 12 months of such termination the Company enters into a definitive agreement to consummate or consummates a Business Combination, and, in the case of a termination pursuant to Section 9.1(c), there shall have been made and not withdrawn at the time of the Company Shareholders' Meeting an Alternative Proposal and, in the case of a termination pursuant to
Section 9.1(h)(iii), there shall have been made and not withdrawn at the time of such termination an Alternative Proposal. "BUSINESS COMBINATION" means with respect to a party, (i) a merger, consolidation, share exchange, business combination or similar transaction involving the party as a result of which the party's stockholders prior to such transaction in the aggregate cease to own at least 70% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) a sale, lease, exchange, transfer or other disposition of more than 30% of the assets of the party and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, by a person (other than the other party or any affiliate thereof), group or entity of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the party's common stock whether by tender or exchange offer or otherwise.

        (c) PARENT TERMINATION FEE. Parent shall pay the Company the Termination Fee plus Expenses, upon the termination of this Agreement by Parent or the Company pursuant to Section 9.1(d); PROVIDED, HOWEVER, that in the event of termination under Section 9.1(d), no payment of the Termination Fee or Expenses shall be required unless and until (i) within 12 months of such termination Parent enters into a definitive agreement to consummate or consummates a Business Combination, (ii) there shall have been made and not withdrawn at the time of Parent Shareholders' Meeting an Alternative Proposal and (iii) the person or persons that made the Alternative Proposal conditioned such Alternative Proposal on Parent Shareholders' Approval not being obtained at a duly held Parent Shareholders' Meeting.

        (d) PROMPT PAYMENT. If one party fails to pay promptly to the other any fee or expenses due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of J.P. Morgan Chase & Co., from the date such fee was required to be paid.

        Section 9.4. AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of the Company and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under
Article II, or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Company capital stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 9.5. WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS
                               ------------------

        Section 10.1 NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND WARRANTIES.
(a) All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this Section 10.1, in Articles I and II and in Sections 7.5, 7.11, 7.16, 10.7, 10.8 and 10.9.

         (b) No party may assert a claim for breach of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the cancellation of this Agreement pursuant to Section 9.1(g)(i) or Section 9.1(h)(i) (or pursuant to any other subsection of Section 9.1, if the terminating party would have been entitled to terminate this Agreement pursuant to Section 9.1(g)(i) or Section 9.1(h)(i)).

         Section 10.2 BROKERS. The Company represents and warrants that, except for Morgan Stanley Dean Witter & Co. whose fees have been disclosed to Parent prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent represents and warrants that, except for UBS Warburg LLC, whose fees have been disclosed to the Company prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         Section 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, (b) sent by reputable overnight courier service, (c) telecopied (which is confirmed) or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (i)   If to the Company, to:

                  RGS Energy Group, Inc.
                  89 East Avenue
                  Rochester, New York 14649-0001
                  Attention: Michael T. Tomaino, Esq.
                             Senior Vice President and General Counsel
                  Telephone: (716) 771-4444
                  Telecopy:  (716) 724-8285

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York 10022
                  Attention: David W. Heleniak, Esq.
                  Telephone: (212) 848-4000
                  Telecopy:  (212) 848-7179

            (ii)  If to Parent or Merger Sub, to:

                  Energy East Corporation
                  P.O. Box 12904
                  Albany, New York 12212-2904
                  Attention: Kenneth M. Jasinski, Esq.
                             Executive Vice President, General Counsel and Secretary
                  Telephone: (607) 762-4315
                  Telecopy:  (607) 762-4005

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019
                  Attention:  Seth A. Kaplan, Esq.
                  Telephone: (212) 403-1000
                  Telecopy:  (212) 403-2000

         Section 10.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (b) shall not be assigned by operation of law or otherwise; and (c) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the NYBCL.

         Section 10.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 10.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 10.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 10.8 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of this Agreement and (b) without limiting the effect of
Section 9.3, any right it may have, other than in the case of a willful breach, to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

         Section 10.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

                            [Signature Page Follows]

             IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    RGS ENERGY GROUP, INC.


                                    By: /s/ Thomas S. Richards
                                        ------------------------------------
                                        Name:  Thomas S. Richards
                                        Title: Chairman, President and
                                               Chief Operating Officer

                                    ENERGY EAST CORPORATION

                                    By: /s/ Kenneth M. Jasinski
                                      ------------------------------------
                                        Name:  Kenneth M. Jasinski
                                        Title: Executive Vice President,
                                               General Counsel and Secretary

                                    EAGLE MERGER CORP.


                                    By: /s/ Kenneth M. Jasinski
                                      ------------------------------------
                                        Name:  Kenneth M. Jasinski
                                        Title: Vice President, General
                                               Counsel and Secretary